Exhibit 99.1

Boingo Wireless Appoints Michele Choka to its Board of Directors

Leading Wireless Company Strengthens Board with Industry Veteran

Who Brings Three Decades of Corporate Leadership Experience

LOS ANGELES, Dec. 17, 2018—Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS), small cells and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, has announced the appointment of Michele Choka to its board of directors and to the compensation and audit committees. The appointment, effective immediately, expands the company’s board leadership to further drive long-term value creation for shareholders.

“Michele brings strong public company board experience to Boingo, most recently serving as a director and compensation committee chair for Callidus Software Inc.,” said David Hagan, chairman and CEO, Boingo. “Her public board work, coupled with a successful track record in human resources, strategic planning and finance adds a deep level of expertise to our board and helps strengthen Boingo’s strategic direction.”

Choka is a seasoned high growth business executive who has held leadership positions at Sun Microsystems, Sony Corporation, J.P. Morgan and Level 3 Communications, among other companies. She currently serves as vice president, human resources at HighPoint Resources, overseeing corporate structure, staff development, talent management and workforce planning. Choka holds a bachelor’s degree in East Asian Studies and Economics from Wesleyan University and has completed extensive graduate work in finance and marketing. She is a member of the National Association of Professional Women (NAPW).

The appointment of Choka was unanimously approved by Boingo’s board of directors after an extensive evaluation process. Her appointment increases the Boingo board to eight members. Choka’s term will expire at the 2019 annual meeting of stockholders.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Our vast footprint of DAS, Wi-Fi and small cells reaches more than a billion people annually, making Boingo one of the largest providers of indoor wireless networks. You’ll find Boingo connecting people at airports, stadiums, military bases, convention centers, multifamily communities and commercial properties. To learn more about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans, future guidance and future growth opportunities and the ability of Boingo to achieve financial, operational and strategic benefits from the acquisition of Elauwit Networks. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company’s ability to maintain its existing relationships and establish new relationships with venue partners, its ability to complete build-outs and sign venue contracts, its ability to maintain revenue growth and achieve profitability, its ability to execute on its strategic and business plans, its ability to complete the Elauwit acquisition, its ability to successfully compete with new technologies and adapt to changes in the wireless industry, the application of new accounting standards, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2017 filed with the SEC on March 12, 2018, Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 8, 2018, Form 10-Q for the quarter ended June 30, 2018 filed with the SEC on August 6, 2018 and Form 10-Q for the quarter ended September 30, 2018 filed with the SEC on November 5, 2018 which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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